ADDITIONAL CREDIT AGREEMENT


     THIS ADDITIONAL CREDIT AGREEMENT (the "Agreement") is made and entered into as of the 23rd day of January, 1996, by and among COMERICA BANK, a Michigan banking corporation ("Bank") and CONTINENTAL MANAGED PHARMACY SERVICES, INC., an Ohio corporation (the "Company"), and its wholly-owned subsidiaries, CONTINENTAL PHARMACY, INC., an Ohio corporation, PREFERRED RX, INC., an Ohio corporation, AUTOMATED SCRIPTS, INC., an Ohio corporation, and VALLEY PHYSICIAN SERVICES, INC., an Ohio corporation (the Company and each of its aforementioned wholly-owned subsidiaries shall be referred to collectively hereinafter as the "Borrower").

                                    RECITALS

     A. The Borrower and the Bank are the parties to that certain Letter Agreement dated January 24, 1995 (the "Letter Agreement") pursuant to which, inter alia, the Bank extended to the Borrower: (i) a revolving credit facility in the maximum principal amount of $6,500,000; and (ii) a term credit facility in the maximum principal amount of $750,000, subject to the terms and conditions thereof.

     B. The Borrower has requested the Bank to make available to it an additional term credit facility in the maximum principal amount of $500,000; and the Bank is willing to do so subject to the terms, covenants and conditions set forth herein.

     C. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Letter Agreement.

                                   AGREEMENTS:

     IN CONSIDERATION of the foregoing Recitals and of the mutual agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. $500,000 Term Credit Facility. The Bank shall extend to the Borrower a term credit facility in the maximum principal amount of $500,000 (the "$500,000 Term Facility"). Borrower's obligation to repay the $500,000 Term Facility shall be evidenced by and subject to a promissory note (the "Note") in form and substance acceptable to the Bank. The $500,000 Term Facility shall be governed by and subject to the Note and all of the terms and conditions contained in the Letter Agreement.

     2. Effective Date; Conditions Precedent. The Bank and the Borrower's respective obligations with respect to the $500,000 Term Facility shall be effective as of the date of the execution of this Agreement (the "Effective Date"); provided, however, that such effectiveness shall be subject to the Borrower satisfying each of the following conditions precedent as of the Effective Date:


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          (a) There shall be no Event of Default  under the Letter  Agreement or any of the Loan Documents;

          (b) The Borrower shall have executed and delivered the Note to the Bank;

          (c) The Borrower shall have paid the Bank $4,000, in cash, as the Bank's closing fee for costs incurred by it in connection with making the $500,000 Term Facility available to the Borrower;

          (d) Simultaneously with the Borrower's execution of this Agreement, Michael R. Erlenbach shall execute a Reaffirmation of Guaranty in form and substance acceptable to Bank; and

          (e) The Borrower shall have delivered to the Bank such other instruments and taken such other actions as the Bank or its counsel may reasonably request.

     3. The Borrower's Reaffirmation of Representations and Warranties. The Borrower reaffirms that the representations and warranties made by it in the Letter Agreement are true and correct in all material respects as of the Effective Date and no Event of Default or condition now exists which, with notice, lapse of time or both would constitute an Event of Default. The Borrower reaffirms that its representations and warranties are deemed to be continuing during the life of the Letter Agreement and thereafter so long as any Liabilities including, without limitation, the $500,000 Term Facility, remain outstanding.

     4. Other Loan Documents. Any reference in any of the Loan Documents executed and delivered pursuant to or in connection with the Letter Agreement shall, from and after the Effective Date be deemed to refer to the Letter Agreement and this Agreement.

     5. Confirmation of Debt. (a) The Borrower hereby affirms all of its Liabilities to the Bank under the Letter Agreement and the Loan Documents, affirms the validity and enforceability of all liens and security interests provided for or contemplated by the Letter Agreement and the Loan Documents, and affirms that the Liabilities remain as outstanding obligations of the Borrower to the Bank. The Borrower further acknowledges and agrees that as of the Effective Date, it has no claim, defense or set-off right against the Bank, nor any claim, defense or set-off to the enforcement by the Bank of the full amount of the Borrower's Liabilities under the Letter Agreement and the Loan Documents.

     (b) Notwithstanding anything contained herein to the contrary, to the extent that any claim, cause of action, defense or set-off against the Bank or its enforcement of the Letter Agreement, any of the Loan Documents or this Agreement, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist on the Effective Date, in further consideration of the Bank's entering into this Agreement, the Borrower irrevocably and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off.

                                        2

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     6. Conflicting Terms: No Other Modifications. To the extent that any of the terms and conditions of; this Agreement are inconsistent with the terms and conditions of the Letter Agreement or any of the Loan Documents, the terms and conditions of this Agreement shall prevail. Otherwise, unless expressly modified or superseded herein, all of the terms and conditions of the Letter Agreement and the Loan Documents shall remain unaffected and in full force and effect.

     7. Binding Effect; Governing Law. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the State of Ohio.

     8. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date set forth above.

                                                       BANK:

                                                       COMERICA BANK

                                                       By: /s/[ILLEGIBLE]

                                                       Its: Vice President


BORROWER:

CONTINENTAL MANAGED PHARMACY
SERVICE, INC.

By: /s/ MICHAEL R. ERLENBACH
   ---------------------------

Its: Secretary



CONTINENTAL PHARMACY, INC.

By: /s/ MICHAEL R. ERLENBACH
   ---------------------------

Its: Secretary

Dated: 1/24/96


PREFERRED RX, INC.

By: /s/ MICHAEL R. ERLENBACH
   ---------------------------

Its: Secretary

Dated: 1/24/96


AUTOMATED SCRIPTS, INC.

By: /s/ MICHAEL R. ERLENBACH
   ---------------------------

Its: Secretary

Dated: 1/24/96


VALLEY PHYSICIANS SERVICES, INC.

By: /s/ MICHAEL R. ERLENBACH
   ---------------------------

Its: Secretary

Dated: 1/24/96